Exhibit 16.1

July 2, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 14 of Form 10 of Raphael Pharmaceutical Inc., dated July 2, 2021, and agree with the statements concerning our firm contained therein.

Tel Aviv, Israel	/s/ Weinstein International. C.P.A.
July 2, 2021